UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 19, 2019

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

____________Delaware________________
(State or other jurisdiction of incorporation)

001-36436	95-3015862
(Commission File Number)	(I.R.S. Employer Identification No.)
250 Coromar Drive, Goleta, California 93117

Registrant's telephone number, including area code (805) 967-7611

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DECK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 19, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Deckers Outdoor Corporation (the "Company") adopted new long-term incentive awards (the “FY 2020 LTIP RSUs”) pursuant to the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) for certain members of the Company’s senior management team, including the Company’s named executive officers. In establishing the terms of the FY 2020 LTIP RSUs, the Compensation Committee worked closely with its independent compensation consultant, and the Compensation Committee believes that the FY 2020 LTIP RSUs support the Company’s compensation philosophy and objectives, as well as the interests of the Company’s stockholders.

The FY 2020 LTIP RSUs are designed to correlate the realization of value from the vesting of performance-based equity awards with the achievement of pre-established Company goals covering a three-year performance period that the Compensation Committee believes are important to the Company’s long-term growth and success. The FY 2020 LTIP RSUs vest upon the achievement of pre-determined Company performance targets for the 12-month measurement period ending March 31, 2022 (the “Measurement Period”), and also incorporate a relative total shareholder return (“TSR”) modifier for the 36-month performance period ending March 31, 2022, each of which is described in greater detail below. The specific terms of the FY 2020 LTIP RSUs granted to each recipient will be set forth in separate Restricted Stock Unit Award Agreements (each, a “FY 2020 LTIP Agreement”) the form of which has been approved by the Compensation Committee.
Pursuant to each FY 2020 LTIP RSU, the recipient will receive a specified target number of restricted stock units (“RSUs”), each of which will represent the right to receive one share of the Company’s common stock. The FY 2020 LTIP RSUs will vest only if (i) the recipient provides “Continuous Service” (as defined in the FY 2020 LTIP Agreement) to the Company through March 31, 2022, subject to certain exceptions as described in the FY 2020 LTIP Agreement, and (ii) the Company meets specified revenue and “pre-tax income” targets, in each case for the Measurement Period. Company performance as compared to the revenue target and the pre-tax income target will each be weighted 50% for purposes of determining the vesting of the awards. To the extent Company performance is achieved above the threshold level for each of these performance metrics, the number of RSUs that will vest will be increased, provided that the maximum number of RSUs that may vest with respect to a particular FY 2020 LTIP RSU will not exceed 200% of the targeted amount for that award regardless of the level of Company performance. In addition, no vesting of any portion of the FY 2020 LTIP RSU will occur if the Company fails to achieve revenue and pre-tax income amounts equal to at least 90% of the threshold amounts for these criteria. The determination of the level at which the performance criteria have been achieved will be made by the Compensation Committee based on the audited financial statements of the Company relating to the Measurement Period, subject to certain adjustments agreed upon by the Compensation Committee.
Following the determination of the Company’s achievement with respect to the revenue and pre-tax income criteria for the Measurement Period, the vesting of each FY 2020 LTIP RSU will be subject to adjustment based upon the application of a relative TSR modifier. The amount of the adjustment will be determined based upon a comparison of Company TSR relative to the TSR of a pre-determined set of peer group companies (the “Custom Peer Group”) for the 36-month performance period commencing on April 1, 2019 and ending on March 31, 2022. Company TSR and Custom Peer Group TSR will be calculated based on the average closing price per share of the Company’s or the Custom Peer Group’s common stock on the applicable stock exchange over the 30 calendar days immediately preceding the relevant measurement dates. The Compensation Committee will have discretion to modify Company TSR and Custom Peer Group TSR calculations in certain circumstances.

Depending on Company TSR relative to Custom Peer Group TSR, the number of RSUs that will be subject to vesting pursuant to each FY 2020 LTIP RSU will be modified as follows with straight line interpolation between the percentiles:

Company TSR Relative to Custom Peer Group TSR (Percentile)	TSR Modifier (Multiplier)
75th	125%
55th	100% (no modification)
25th	75%
Notwithstanding the foregoing, in the event that Company TSR is greater than or equal to the 55th percentile relative to Custom Peer Group TSR, but Company TSR is a negative amount, the TSR modifier will not be applied (the number of RSUs to be vested will not be increased as a result of the TSR multiplier). In addition, regardless of Company TSR relative to Custom Peer Group TSR, the maximum number of RSUs that may vest pursuant to a particular FY 2020 LTIP RSU will not exceed 200% of the targeted amount.
Pursuant to the “double trigger” vesting provisions set forth in the FY 2020 LTIP Agreement, the vesting of each FY 2020 LTIP RSU will be accelerated in full in the event of a “Corporate Transaction” (as defined in the 2015 Plan) if (i) the acquiring or successor entity in the Corporate Transaction provides for the continuance or assumption of the FY 2020 LTIP Agreement, or the substitution for the FY 2020 LTIP Agreement of a new agreement of comparable value covering shares of a successor entity, and (ii) the recipient is terminated by the acquiring entity under specified circumstances following the Corporate Transaction. In addition, the vesting of the targeted amount of FY 2020 LTIP RSU will be accelerated in full if the acquiring or successor entity in the Corporate Transaction does not agree to provide for the continuance or assumption of the FY 2020 LTIP Agreement, or the substitution for the FY 2020 LTIP Agreement of a new agreement of comparable value covering shares of the successor entity.
The foregoing summary of the terms of the FY 2020 LTIP RSUs does not purport to be complete and is qualified in its entirety by the terms of the FY 2020 LTIP Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Following its approval of the FY 2020 LTIP RSUs and the form of the FY 2020 LTIP Agreement, on September 19, 2019, the Compensation Committee granted FY 2020 LTIP RSUs to each of the following named executive officers, which are subject to the target number of RSUs set forth opposite their respective names in the table below.

Name	Position	Target Number of RSUs

David Powers	Chief Executive Officer and President	16,331
Steven J. Fasching	Chief Financial Officer	3,062
David E. Lafitte	Chief Operating Officer	4,083
Stefano Caroti	President, Omni-Channel	3,470
Andrea O'Donnell	President, Fashion Lifestyle	3,266
The number of shares that will actually be issued pursuant to the FY 2020 LTIP RSUs, if any, is subject to the vesting criteria described above, as well as the additional terms and conditions set forth in the FY 2020 LTIP Agreement and the 2015 Plan.

Item 9.01    Exhibits.

(d)    Exhibits. The following exhibits are attached to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement under 2015 Stock Incentive Plan (FY 2020) LTIP Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2019

Deckers Outdoor Corporation
/s/ Steve Fasching
Steve Fasching, Chief Financial Officer